UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

Red Giant Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-53310	30-0806282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 E. Hwy 50, Suite 235, Clermont, FL		34711
(Address of principal executive offices)		(Zip Code)

(877) 904-7334
(Issuer's telephone/facsimile numbers, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17CFR240.14a-12)

[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act (17CFR240.14d-2(b))

[  ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act (17CFR240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2016, our Board of Directors acting in their capacity as a majority of shareholders, executed a written consent authorizing the merger of the Registrant, a Nevada corporation (“REDG-NV”), with its wholly-owned Florida subsidiary, Red Giant Entertainment, Inc. (“REDG-FL”). REDG-FL is the surviving corporation after the merger. There were two purposes of the merger: (1) effect a re-domicile of the Registrant from Nevada to Florida, and (2) cause a reverse-split of the Registrant’s class of common stock.

The constituent corporations executed the Agreement and Plan of Merger and made it effective on March 6, 2017 in Nevada and Florida for corporate law purposes.On March 9, 2017 the Financial Regulatory Authority (“FINRA”) notified the Registrant that it has not completed its second level review of the transaction. On March 30, 2017, the Registrant learned from FINRA that it intends to deny the Registrant’s application for announcement of corporate action.

On March 31, 2017, the Registrant’s majority shareholders, by written consent, modified the Plan of Merger by vacating references to the reverse-split and instructed the Registrant to withdraw the pending application with FINRA and resubmit an application to FINRA advising it that the Registrant has effected a re-domicile transaction (without reference to the reverse-split).

The Registrant is correcting its Articles of Merger and the Agreement and Plan of Merger previously filed with the Florida Division of Corporations to reflect that the share exchange ratio is one (1) to (1) for common stock and therefore no reverse-split is effective.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Securities Holders

1. See the description of the reverse-split and re-domicile transaction in Item 1.01 above.

SECTION 9 - EXHIBITS

ITEM 9.01 - EXHIBITS

Exhibit
Number	Description

2.1	Articles of Correction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, theRegistrant has duly caused this Report to be signed on its behalf by theundersigned hereunto duly authorized.

Red Giant Entertainment, Inc.

Dated: March 31, 2017	/s/ Benny R. Powell
By: Benny R. Powell
Its: Chief Executive Officer, President,
Chief Financial Officer, and Secretary

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